EXHIBIT 17
                                  FORM OF PROXY
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                         VOTING INSTRUCTIONS FORM - MFS EMERGING GROWTH PORTFOLIO

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
The Travelers Insurance Company                              The Travelers Life and Annuity Company
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Citicorp Life Insurance Company                              First Citicorp Life Insurance Company
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Voting Instructions solicited by The Travelers Insurance Company, The Travelers
Life and Annuity Company, Citicorp Life Insurance Company, and First Citicorp
Life Insurance Company in connection with a solicitation of proxies by the Board of Trustees of The Travelers Series Trust (the "Trust") for a special meeting of shareholders of the Trust's MFS Emerging Growth Portfolio (the "Portfolio") to
be held on February __, 2005.

I hereby instruct The Travelers Insurance Company, The Travelers Life and Annuity Company, Citicorp Life Insurance Company, or First Citicorp Life Insurance Company, as appropriate, to vote the shares of the Portfolio of the Trust as to which I am entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held on February __, 2005 at 9:00 a.m. Eastern Time, at One Cityplace, Hartford, Connecticut 06103, or any adjournment(s) thereof, as follows:

Please vote by marking the appropriate box below:
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                                                                                        For      Against     Abstain

1.   To approve the Plan of Reorganization.                                             [ ]        [ ]         [ ]

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2.  To transact such other business as may properly come before the special meeting     [ ]        [ ]         [ ]
    or any adjournment(s) thereof.
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I hereby revoke any and all voting instructions with respect to such shares previously given by me. I acknowledge receipt of the Combined Prospectus/Proxy
Statement dated December __, 2004. I realize that if I return this form without providing any instructions regarding a proposal, my timely returning of this form will be deemed to be an instruction to vote in favor of the proposal.

These voting instructions may be revoked prior to the special meeting by notifying the secretary of The Travelers or the secretary of the Trust, in writing by 5:00 p.m. on February __, 2005.

If a contract is held jointly, each contract owner should sign. If only one signs, his or her signature will be binding. If the contract owner is a corporation, the President or a Vice President should sign in his or her own name, indicating title. If the contract owner is a partnership, a partner should sign in his or her own name, indicating that he or she is a "Partner." If the contract owner is a trust, the trustee should sign in his or her own name, indicating that he or she is a "Trustee."

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
Signature and title:  ______________________                   Signature (joint owners):  ______________________

Date:    __________________________                            Date:    __________________________

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